UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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EXPLANATORY NOTE

This Amendment is being distributed to shareholders in order to correct the list of “peer companies” included in the Proxy Statement dated January 28, 2016. See the “Compensation Discussion and Analysis” section under the heading “Base Salaries and Annual Cash Bonus” on page 21 of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

CHANGE TO PROXY STATEMENT

The list of “peer companies” included in the “Compensation Discussion and Analysis” section under the heading “Base Salaries and Annual Cash Bonus” originally set forth on page 21 of the Proxy Statement, is amended to read as follows:

Abraxas Petroleum Corp.	Miller Energy Resources, Inc.
Approach Resources, Inc.	PetroQuest Energy Inc.
Callon Petroleum Company	PostRock Energy Corporation
Emerald Oil, Inc.	Rex Energy Corporation
Gastar Exploration Inc.	Synergy Resources Corporation
Goodrich Petroleum Corp.	Warren Resources, Inc.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on March 10, 2016:

This Amendment No. 1, the Proxy Statement and the Annual Report to Shareholders are available at the following website: www.proxydocs.com/phx

By Order of the Board of Directors

Lonnie J. Lowry, Secretary

February 17, 2016